                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported)      June 25, 1999
                                                           ---------------------


                       Citadel Communications Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
--------------------------------------------------------------------------------
                 (State of Other Jurisdiction of Incorporation)



              000-24515                                86-0748219
--------------------------------------------------------------------------------
      (Commission File Number)              (IRS Employer Identification No.)



    City Center West, Suite 400
   7201 West Lake Mead Boulevard
         Las Vegas, Nevada                               89128
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)



                                 (702) 804-5200
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

         This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Communications Corporation's business. The words intends, anticipates and similar words are intended to identify forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o    the realization of Citadel Communications' business strategy,

o general economic and business conditions, both nationally and in Citadel Communications' radio markets,

o Citadel Communications' expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o    anticipated trends in Citadel Communications' industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Communications undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 30, 1999, Citadel Communications Corporation's subsidiary, Citadel Broadcasting Company, completed its acquisition of substantially all of the assets of radio stations WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM, Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM, Binghamton, New York, WMDH-FM and WMDH-AM, Muncie, Indiana and WWKI-FM, Kokomo, Indiana, for an aggregate purchase price, subject to certain adjustments, of approximately $76.9 million in cash. The assets were purchased from Wicks Broadcast Group Limited Partnership, WBG License Co., L.L.C., Butternut Broadcasting Company, Inc. and WBG Binghamton License Co., Inc. Proceeds from Citadel Communications' public offering of shares of its common stock described in Item 5 of this report were used to fund the acquisition.

         The parties completed this transaction prior to receipt of a final order from the Federal Communications Commission. Until the order becomes final, third parties may file a request for reconsideration or judicial review or the FCC may reconsider the initial grant on its own motion. Such action could expose the parties to a modification or set aside of the initial approval. There can be no assurance that a modification or set aside will not occur.


ITEM 5.  OTHER INFORMATION.

         On June 25, 1999, Citadel Communications Corporation consummated a public offering of 11,500,000 shares of its common stock at a public offering price of $29.25 per share. Of such shares, 5,000,000 shares were sold by Citadel Communications and 6,500,000 shares were sold by certain stockholders of Citadel Communications. Estimated net proceeds to Citadel Communications from the offering were approximately $139.4 million. Of these net proceeds, approximately $76.9 million (which amount remains subject to certain adjustments) was used to fund the acquisition described in Item 2 of this report. Citadel Communications intends to use the remaining net proceeds of the offering to permit its subsidiary, Citadel Broadcasting Company, to redeem 35% of its outstanding 13 1/4% Exchangeable Preferred Stock and to fund anticipated radio station acquisitions. Citadel Communications did not receive any of the proceeds from the sale of shares by the selling stockholders.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Businesses to be Acquired

         Not applicable

(b)      Pro Forma Financial Information

         Not applicable

(c)      Exhibits

         The following exhibits are filed as part of this report:

2 Asset Purchase Agreement dated November 23, 1998 by and among Wicks Broadcast Group Limited Partnership, WBG License Co., L.L.C., Butternut Broadcasting Company, Inc., WBG Binghamton License Co., Inc. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Current Report on Form 8-K/A filed December 16, 1998).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CITADEL COMMUNICATIONS
                                  CORPORATION

Date:  July 7, 1999               By: /s/ LAWRENCE R. WILSON
                                      ------------------------------------------
                                      Lawrence R. Wilson
                                      Chairman, President and Chief Executive
                                      Officer

                                  EXHIBIT INDEX

2 Asset Purchase Agreement dated November 23, 1998 by and among Wicks Broadcast Group Limited Partnership, WBG License Co., L.L.C., Butternut Broadcasting Company, Inc., WBG Binghamton License Co., Inc. and Citadel Broadcasting Company (incorporated by reference to Exhibit 2.1 to Citadel Communications Corporation's Current Report on Form 8-K/A filed December 16, 1998).